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                                                                    EXHIBIT 4.3



         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                             STOCK PURCHASE WARRANT

         This Warrant is issued as of this _____ day of _______, 1999, by @plan.inc, a Tennessee corporation (the "Company"), to __________________ ("Holder").

                                   AGREEMENT:

         Section 1. Issuance of Warrant; Term; Replacement.

         (a) The Company hereby grants to Holder the right to purchase ___________ shares of the Company's common stock, no par value per share (the "Common Stock").

         (b) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until seven (7) years from the date hereof, or if such day is a day on which banking institutions in Tennessee are authorized by law to close, then on the next succeeding day that shall not be such a day.

         (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         Section 2. Exercise Price. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall initially be $______.




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         Section 3. Exercise. This Warrant may be exercised by the Holder hereof
(but only on the conditions hereafter set forth) in whole or in part upon delivery of written notice of intent to exercise to the Company at the following address: Three Landmark Square, Suite 400, Stamford, Connecticut 06901,
Attention: Chief Executive Officer, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable by certified or cashier's check, immediately available funds or by delivery of shares of Common Stock (with the value of such Common Stock to be based on the reported closing price of the Common Stock on the NASDAQ National Market System on the date this Warrant is exercised) or such other method mutually acceptable to the Company and the Holder. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant.

         Section 4. Covenants and Conditions. The above provision is subject to the following:

         (a) Neither this Warrant nor the Shares have been registered under the Securities Act or any state securities laws ("Blue Sky Laws"). The Holder acknowledges and agrees that this Warrant has been acquired for investment purposes and not with a view to distribution or resale in violation of the registration provisions of the Securities Act. This Warrant may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws; and transfer of Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant, and the certificates representing such Shares shall bear substantially the following legend:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this



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Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

         (b) The Company covenants and agrees that all Shares that may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges, and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

         Section 5. Adjustment of Exercise Price and Number of Shares Issuable. The Exercise Price and the number of Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 5.

         (a) Common Stock Reorganization. If the Company shall (i) subdivide or consolidate its outstanding shares of Common Stock (or any class thereof) into a greater or smaller number of shares; (ii) pay a dividend or make a distribution on its Common Stock (or any class thereof) in shares of its capital stock; or
(iii) issue by reclassification of its Common Stock (or any class thereof) any shares of its capital stock (any such event described in clauses (i), (ii), or (iii) being called a "Common Stock Reorganization"), then the Exercise Price and the type of securities for which this Warrant is exercisable shall be adjusted immediately such that the Holder thereafter shall be entitled to receive upon exercise of this Warrant the aggregate number and type of securities that it would have received if this Warrant had been exercised immediately prior to such Common Stock Reorganization.

         (b) Capital Reorganizations. If there shall be any consolidation, merger, or amalgamation of the Company with another person or entity or any acquisition of capital stock of the Company by means of a share exchange, other than a consolidation, merger, or share exchange in which the Company is the continuing corporation, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any reorganization or recapitalization of the Company (any such event being called a "Capital Reorganization"), then the Holder of this Warrant shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) that the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall assume by a supplemental agreement, satisfactory in form, scope, and substance to the Holder (which shall be mailed or delivered to the Holder of this Warrant at the last address of such Holder appearing on the books of the Company) the obligation to deliver to such Holder such shares of stock, securities, cash, or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase after giving effect to the Capital Reorganization, and all other obligations of the Company set forth in this Warrant.




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         (c) Adjustment Rules. Any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur. No adjustment shall be made pursuant to this Section 5 in respect of the issuance from time to time of shares of Common Stock upon the exercise of this Warrant or upon the exercise or conversion of any other stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or Convertible Securities.

         (d) Notice of Adjustment. Not less than 10 days prior to the record date or effective date, as the case may be, of any action that requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

         Section 6. Registration Rights. Holder shall be entitled to certain demand, piggy-back and S-3 registration rights as described in Section 2 of the Amended and Restated Shareholders' Agreement, dated as of December 31, 1997, among the Company, Holder and certain other shareholders.

         Section 7. Warrant Transfer Provisions. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS PREVIOUSLY CONSENTED TO IN WRITING BY THE COMPANY, AND NO SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT PRIOR TO SUCH DATE SHALL BE VALID OR EFFECTIVE UNLESS PREVIOUSLY CONSENTED TO IN WRITING BY THE COMPANY. Any transfer of this Warrant, if previously consented to by the Company, is registrable at the office or agency of the Company referred to in Section 9 below by the Holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

         Section 8. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to Holder at the address shown for Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from Holder. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Company shall be




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in writing and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the office of the Company at Three Landmark Square, Suite 400, Stamford, Connecticut 06901, or at such other address as shall have been furnished to the Holder by notice from the Company. All notices, requests and other communications shall be deemed to have been given either at the time of the delivery thereof to the person entitled to receive such notice at the address of such person for purposes of this Section 9, or, if mailed, at the completion of the third full day following the date of such mailing thereof to such address, as the case may be.

         Section 10. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

         Section 11. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed wholly within such state without regard to its conflict of laws rules.

         Section 12. Miscellaneous.

                  (a) Amendments. This Warrant and any provision hereof may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

                  (b) Descriptive Headings. The descriptive headings of the several Paragraphs of this Warrant are inserted for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

                  (c) Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

      [Remainder of page intentionally left blank. Signature page follows.]




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         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.


                                       @plan.inc,
                                       a Tennessee corporation


                                       By:
                                          -------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------




                                       ----------------------------------------
                                       Holder





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                              WARRANT EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______________ shares of Common Stock of @plan.inc, a Tennessee corporation, and hereby makes payment of ______________ in payment therefor.


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature, if jointly held


                                            ------------------------------------
                                            Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
         (if other than to the registered holder of the within Warrant)

Name
    --------------------------------------------------------------------------
                  (please typewrite or print in block letters)

Address
       -----------------------------------------------------------------------


------------------------------------------------------------------------------

Social Security or
Taxpayer Identification Number
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